Exhibit 99.1

Macquarie Capital 2015 Global Metals, Mining and Materials Conference Owens-Illinois, Inc. June 10, 2015

Safe Harbor Comments Regulation G The information presented here regarding adjusted net earnings relates to net earnings from continuing operations attributable to the Company exclusive of items management considers not representative of ongoing operations and does not conform to U.S. generally accepted accounting principles (GAAP). In addition, the information presented here regarding EBITDA is not a defined term under GAAP. Non-GAAP measures should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results of ongoing operations. Further, the information presented here regarding free cash flow does not conform to GAAP. Management defines free cash flow as cash provided by continuing operating activities less capital spending (both as determined in accordance with GAAP) and has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses non-GAAP information principally for internal reporting, forecasting, budgeting and calculating compensation payments. Management believes that the non-GAAP presentation allows the board of directors, management, investors and analysts to better understand the Company’s financial performance in relationship to core operating results and the business outlook. Forward Looking Statements This document contains "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the Company's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, specifically the Euro, Brazilian real, Colombian peso and Australian dollar, (2) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt at favorable terms, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) consumer preferences for alternative forms of packaging, (5) cost and availability of raw materials, labor, energy and transportation, (6) the Company’s ability to manage its cost structure, including its success in implementing restructuring plans and achieving cost savings, (7) consolidation among competitors and customers, (8) the ability of the Company to acquire businesses and expand plants, integrate operations of acquired businesses, achieve expected synergies and achieve estimated financial results, (9) the ability of the Company to close acquisition transactions, (10) whether acquisition transactions will be approved by competition and other regulatory authorities, (11) whether acquisition transactions will be accretive to the Company’s earnings and/or cash flow, (12) whether acquisition transactions will create shareholder value, (13) the Company’s ability to deleverage following an acquisition and reach an expected leverage ratio (14) unanticipated expenditures with respect to environmental, safety and health laws, (15) the Company’s ability to further develop its sales, marketing and product development capabilities, and (16) the timing and occurrence of events which are beyond the control of the Company, including any expropriation of the Company’s operations, floods and other natural disasters, events related to asbestos-related claims, and the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q. It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company's results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document. Presentation Note Unless otherwise noted, the information presented in this presentation reflects continuing operations only. 1

Safe Harbor Comments Vitro’s Food and Beverage Business Financial Information The financial information the Company provides in this presentation for Vitro’s food and beverage business is unaudited and incorporates significant assumptions and estimates. This presentation contains historical financial information for Vitro’s food and beverage business based on data provided by Vitro management which are unaudited and have not been reviewed by the Company’s independent accountants. The Company plans to file separate Vitro food and beverage financial statements and pro forma O-I financial information giving effect to the Vitro food and beverage business acquisition in a Current Report on Form 8-K within the prescribed time period following consummation of the Vitro food and beverage acquisition, as required by SEC rules. However, the Company cannot ensure that there will not be material differences between the historical financial information for Vitro’s food and beverage business provides in this presentation and the audited financial statements that the Company intends to file in a Current Report on Form 8-K. 2

O-I: The only truly global glass container franchise #1 position in Europe #1 position in North America #1 position in Oceania1 #1 position in South America Leading position within SE Asia Foothold in China Emerging markets Mature markets Strong, brand-building partnerships with blue chip companies Leading positions and largest installed capacity 3 1 Refers to the Company’s operations in Australia and New Zealand

Creating Shareholder Value 4 Clear Competitive Advantage Stable End Markets Global presence Unparalleled expertise Steady glass demand Consumer preference for glass Strategic Imperatives Consistent Financial Performance Balanced Capital Allocation Operational excellence Expansion in attractive markets Brand-building product innovation Long-term investments in R&D and technology Adjusted earnings Free cash flow Leverage ratio Return on invested capital Prudently invest in the business Pursue accretive acquisitions Balance financial flexibility and leverage Return value to shareholders Long-term Shareholder Value

Consistent end-market demand trends 5 Europe Stable end markets Exports outperform domestic demand Asia Pacific Demand stabilizing in Oceania Mid single-digit growth in China & SEA North America Growth wine, spirits, premium food and non-alcoholic beverages Ongoing decline in megabeer – strength in craft beer and imports South America Market commitment to refillables favors glass General economic slowdown in Brazil Attractive growth trends in Mexico Source: Euromonitor and Company estimates

Acquisition of Vitro food & beverage 6 A leading Mexican multi-segment glass packaging supplier Expands our franchise into a growing, strategic geography Expands top-tier customer base High margin business, in line with O-I South America performance Broadens relationship with CBI Strong value generation Purchase price of $2.15 billion Multiple of 7.0x1 on LTM 3/31/15 pro forma adj. EBITDA, incl. synergies Provides low-risk opportunities for synergies ($30M by Year 3) Expected EPS accretion of $0.30 - $0.402 in Year 1 Grows to ~$0.50 in Year 3, as synergies are realized Expected FCF accretion of >$100 million by Year 3 1 See Appendix: Vitro F&B pro forma adjusted EBITDA and transaction multiple calculation 2 Subject to final purchase accounting and tax related factors

2Q15 adjusted EPS[1] outlook
Incremental headwinds, primarily in Brazil

On a constant currency basis[2]

2Q14 Adjusted EPS	**$0.80**	
Currency Impact	-$0.16*	Assumptions*: EUR = 1.10; BRL = 3.16; COP = 2,536; AUD = 0.77
2Q14 Adj. EPS – Constant Currency	**$0.64***	
Europe	▼	▪ Stable sales volume vs strong comparable period ▪ Timing factors: production downtime; energy credits ▪ Modestly widening price-cost gap*
North America	◀▶	▪ Trends in megabeer partially offset by growth elsewhere ▪ Align sales and production volumes
South America	▼	▪ Volume decline, driven by economic slowdown in Brazil* ▪ Headwinds: inflation; non-repeat of asset sales (2Q14)
Asia Pacific	◀▶	▪ Stabilizing volume at lower level, plus inflation ▪ Restructuring benefits likely to offset headwinds
Segment Operating Profit	▼	
Corporate and Other Costs	▲	▪ Corporate cost improvement on lower functional spending* ▪ Net interest expense improvement ▪ Lower tax rate (~20%) due to timing and geographic mix
2Q15 Adjusted EPS	**$0.55-$0.60**	

[1] Adjusted earnings per share refers to earnings from continuing operations attributable to the Company, excluding items management does not consider representative of ongoing operations, as cited in the table entitled Reconciliation of GAAP to non-GAAP Items in appendix of this presentation.

[2] Prior year translated at May 31, 2015 exchange rates

* Updated since 1Q15 earnings presentation

7

Financial highlights 8 Adjusted earnings refers to earnings from continuing operations attributable to the Company, excluding items management does not consider representative of ongoing operations. Net interest expense is defined as interest expense less interest income, excluding charges for note repurchase premiums and write-off of deferred finance fees. See appendix for excluded charges for note repurchase premiums and write-off of finance fees in 2011, 2013 and 2014. $0.50 impact 1 $100 $125 $150 $175 2011 2012 2013 2014 2015e $ Millions Asbestos Payments $100 $150 $200 $250 $300 2011 2012 2013 2014 2015e $ Millions Net Interest Expense 2 $0 $50 $100 $150 $200 $250 2011 2012 2013 2014 2015e $ Millions Pension Payments Required Discretionary

Continued balanced approach to use of cash 9 Capital Investment Capital Allocation Enhance productivity and flexibility Continue strong operating profit generation Maintenance Exceed cost of capital Non-organic growth (e.g., JV with CBI; Vitro F&B) Invest in R&D, technology and innovation Strategic Enhance financial flexibility Manage near-term debt maturities Principally deleverage post closing of Vitro F&B Manage pension and asbestos liabilities Liabilities Repurchase ~$125M shares in 2015 Post closing of Vitro F&B Anti-dilutive share buybacks in Year 1; by Year 3, ramp up share repurchases to $100M (may include a dividend) Shareholders

2015 management priorities Advance leadership succession Execute key projects: JV in Mexico, EU asset optimization, Vitro F&B acquisition, and Kalama plant integration Progression in innovation: melting and forming technology Strategic Generate strong cash flows in local currencies Target $125M of share repurchases Balance financial flexibility and leverage Financial Enhance manufacturing capabilities and stability Continue to reduce structural costs Exercise disciplined price / volume management Operational 10

Q&A 11

Appendix 12

Reconciliation of GAAP to non-GAAP items 13 Year ended December 31 $ Millions, except per-share amts 2014 2013 2012 2011 Earnings (loss) from continuing operations attributable to the Company $ 98 $ 202 $ 186 $ (501) Items that management considers not representative of ongoing operations Charge to adjust the carrying value of the Asia Pacific region's goodwill - - - 640 Charges for asbestos-related costs 135 145 155 165 Charge for non-income tax matter 69 - - - Charges for restructuring, asset impairment and other charges 67 92 144 91 Charge for pension settlements 55 - - - Gain on China land compensation - - (33) - Charges for note repurchase premiums and write-off of finance fees 20 11 - 24 Tax benefits for certain tax adjustments (8) - (14) (15) Adjusted net earnings $ 436 $ 450 $ 438 $ 404 Diluted shares outstanding (millions) 166.0 165.8 165.8 163.7 Earnings (loss) per share from continuing operations (diluted) $ 0.59 $ 1.22 $ 1.12 $ (3.06) Adjusted earnings per share $ 2.63 $ 2.72 $ 2.64 $ 2.43

Vitro F&B pro forma adjusted EBITDA and transaction multiple calculation Source: Based on Vitro management estimates Vitro F&B ($ millions) Pro forma revenue (3/31/15 LTM + estimate of full year 2016 new business signed in 2014) $ 945 Pro forma adjusted EBITDA (3/31/15 LTM + estimate of full year 2016 new business signed in 2014) $ 278 O-I run rate synergies (by Year 3) 30 Pro forma adjusted EBITDA, including synergies $ 308 Transaction Purchase price $ 2,150 Multiple of pro forma adjusted EBITDA, incl. synergies (times) 7.0 x

Estimated impact from currency rate changes 15 Translation impact on EPS from a 10% change compared with the U.S. dollar EU (primarily Euro): ~$0.10 SA (primarily Brazilian Real and Colombian Peso): ~$0.09 AP (primarily Australian Dollar and New Zealand Dollar): ~$0.05